EXHIBIT (e)


                             FORM OF DISTRIBUTION AGREEMENT


          AGREEMENT made as of [ ], 2002 between SANFORD C. BERNSTEIN FUND II, INC., a Maryland corporation (the "Corporation") and SANFORD C. BERNSTEIN & CO., LLC, a Delaware Limited Liability Company (the "Underwriter").

                                   WITNESSETH

          WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as a diversified, open-end management investment company and it is in the interest of the Corporation to offer its shares for sale continuously;

          WHEREAS, the Underwriter is a securities firm engaged in the business of selling shares of investment companies directly to purchasers;

          WHEREAS, the Corporation and the Underwriter wish to enter into an agreement with each other with respect to the continuous offering of the Corporation's shares in order to promote the growth of the Corporation and facilitate the distribution of its shares;

          NOW, THEREFORE, the parties agree as follows:

          SECTION 1. Appointment of the Underwriter. The Corporation hereby appoints the Underwriter as the principal underwriter and distributor of the Corporation to sell shares of common stock of the Corporation to the public (referred to herein as the "shares") and hereby agrees during the term of this Agreement to sell shares of the Corporation to the Underwriter upon the terms and conditions herein set forth.

          SECTION 2. Exclusive Nature of Duties. The Underwriter shall be the exclusive representative of the Corporation to act as principal underwriter and distributor of the shares except that the rights given under this Agreement to the Underwriter shall not apply to shares issued in connection with (a) the merger or consolidation of any other investment company with the Corporation,
(b) the Corporation's acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company or (c) the reinvestment in shares by the Corporation's shareholders of dividends or other distributions.

          SECTION 3. Purchase of Shares from the Corporation.

          (a) The Corporation will commence a continuous offering of its shares and thereafter the Underwriter shall have the right to buy from a portfolio the shares needed to fill unconditional orders for shares of such portfolo placed with the

Underwriter by investors. The price which the Underwriter shall pay for the shares so purchased from a portfolio shall be the net asset value, determined as set forth in Section 3(d) hereof, used in determining the public offering price on which such orders are based.

          (b) The shares are to be resold by the Underwriter to investors at a public offering price as set forth in section 3(c) hereof.

          (c) The public offering price of the shares, i.e., the price per share at which the Underwriter may sell shares to the public, shall be the public offering price determined in accordance with the current prospectus and statement of additional information of the Corporation ("Prospectus" and "Statement of Additional Information," respectively) under the Securities Act of 1933, as amended (the "Securities Act"), relating to such shares, but not to exceed the net asset value at which the Underwriter is to purchase such shares. All payments to the Corporation hereunder shall be made in the manner set forth in Section 3(f) hereof.

          (d) The net asset value of shares of the Corporation portfolio shall be determined by the Corporation, or any agent of the Corporation, as of the close of regular trading on the New York Stock Exchange on each Corporation business day in accordance with the method set forth in the Prospectus and Statement of Additional Information and guidelines established by the Directors of the Corporation.

          (e) The Corporation reserves the right to suspend the offering of its shares at any time in the absolute discretion of its Directors.

          (f) The Corporation, or any agent of the Corporation designated in writing to the Underwriter by the Corporation, shall be promptly advised by the Underwriter of all purchase orders for shares received by the Underwriter. Any order may be rejected by the Corporation; provided, however, that the Corporation will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of shares. The Corporation (or its agent) will confirm orders upon their receipt, will make appropriate book entries and, upon receipt by the Corporation (or its agent) of payment thereof, will deliver deposit receipts or certificates for such shares pursuant to the instructions of the Underwriter. Payment shall be made to the Corporation in New York Clearing House funds. The Underwriter agrees to cause such payment and such instructions to be delivered promptly to the Corporation (or its agent).

          SECTION 4. Repurchase or Redemption of Shares by the Corporation.

          (a) Any of the outstanding shares may be tendered for redemption at any time, and the Corporation agrees to redeem or repurchase the shares so tendered in accordance with its obligations as set forth in ARTICLE FIFTH of its Articles of Incorporation and in accordance with the applicable provisions set forth in the Prospectus and Statement of Additional Information. The price to be paid to redeem or repurchase the shares shall be equal to the net asset value calculated in accordance with the provisions of Section 3(d) hereof. All payments by the Corporation hereunder shall be made in the manner set forth below.

          The Corporation (or its agent) shall pay the total amount of the redemption price pursuant to the instructions of the Underwriter in New York Clearing House funds on or before the seventh business day subsequent to its having received the notice of redemption in proper form.

          (b) Redemption of shares or payment may be suspended at times when the New York Stock Exchange is closed, when trading thereon is restricted, when an emergency exists as a result of which disposal by the Corporation of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Corporation fairly to determine the value of its net assets, or during any other period when the Securities and Exchange Commission, by order, so permits.

          SECTION 5. Duties of the Corporation.

          (a) The Corporation shall furnish to the Underwriter copies of all information, financial statements and other papers that the Underwriter may reasonably request for use in connection with the distribution of shares of the Corporation, and this shall include one certified copy, upon request by the Underwriter, of all financial statements prepared for the Corporation by the Corporation's independent public accountants. The Corporation shall make available to the Underwriter such number of copies of the Prospectus and Statement of Additional Information as the Underwriter shall reasonably request.

          (b) The Corporation shall take, from time to time, but subject to any necessary approval of its shareholders, all necessary action to fix the number of authorized shares and such steps as may be necessary to register the same under the Securities Act, to the end that there will be available for sale such number of shares as the Underwriter reasonably may be expected to sell.

          (c) The Corporation shall use its best efforts to qualify for sale and maintain the qualification for sale of an appropriate number of its shares under the securities laws of such states as the Underwriter and the Corporation may approve. Any such qualification may be withheld, terminated or withdrawn by the Corporation at any time in its discretion. As provided in Section 7(b) hereof, the expense of qualification and maintenance of qualification shall be borne by the Corporation. The Underwriter shall furnish such information and other material relating to its affairs and activities as may be required by the Corporation in connection with such qualification.

          (d) The Corporation will furnish, in reasonable quantities upon request by the Underwriter, copies of annual and interim reports of the Corporation.

          SECTION 6. Duties of the Underwriter.

          (a) The Underwriter shall devote reasonable time and effort to effect sales of shares of the Corporation, but shall not be obligated to sell any specific number of shares. The services hereunder of the Underwriter to the Corporation are not to be deemed exclusive as to the Underwriter and nothing in this Agreement shall prevent the Underwriter from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

          (b) In selling shares of the Corporation, the Underwriter shall use its best efforts in all material respects duly to conform with the requirements of all federal and state laws relating to the sale of such securities. Neither the Underwriter nor any other person is authorized by the Corporation to give any information or to make any representations, other than those contained in the Corporation's Registration Statement on Form N-1A (the "Registration Statement"), as amended from time to time, under the Securities Act and the Investment Company Act or the Prospectus and Statement of Additional Information or in any sales literature specifically approved in writing by the Corporation.

          (c) The Underwriter shall adopt and follow procedures, as approved by the appropriate officers of the Corporation, for the confirmation of sales to investors, the collection of amounts payable by investors on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD, as such requirements may from time to time exist.

          SECTION 7. Payment of Expenses.

          (a) The Corporation shall bear all costs and expenses of the Corporation, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of the Corporation's Registration Statement and Prospectus and Statement of Additional Information, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to shareholders (including but not limited to the expense of printing any such registration statements, prospectuses, annual or interim reports or proxy materials).

          (b) The Corporation shall bear the cost of expenses of qualification of shares for sale, and, if necessary or advisable in connection therewith, of qualifying the Corporation as an issuer or as a broker or dealer, in such states of the United States or other jurisdiction as shall be selected by the Corporation and the Underwriter pursuant to Section 5(c) hereof and the cost and expenses payable to each such state for continuing qualification therein until the Corporation decides to discontinue such qualification pursuant to Section 5(c) hereof.

          SECTION 8. Indemnification.

          (a) The Corporation shall indemnify, defend and hold the Underwriter, and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Underwriter or any such controlling person may incur, under the Securities Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Corporation's Registration Statement, Prospectus or Statement of Additional Information in effect from time to time under the Securities Act or arising out of or based upon any alleged omission to state a material fact required to be stated in any one thereof or necessary to make the statements in any one thereof not misleading; provided, however, that in no event shall anything herein contained be so construed as to protect the Underwriter against any liability to the Corporation or its security holders to which the Underwriter would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the Underwriter's reckless disregard of its obligations and duties under this Agreement. The Corporation's agreement to indemnify the Underwriter and any such controlling person as aforesaid is expressly conditioned upon the Corporation's being notified of the commencement of any action brought against the Underwriter or any such controlling person, such notification to be given by letter or by telegram addressed to the Corporation at its principal office in New York, New York, and sent to the Corporation by the person against whom such action is brought within ten days after the summons or other first legal process shall have been served. The failure to so notify the Corporation of the commencement of any such action shall not relieve the Corporation from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this Section 8. The Corporation will be entitled to assume the defense of any suit brought to enforce any such claim, and to retain counsel of good standing chosen by the Corporation and approved by the Underwriter. In the event the Corporation does not elect to assume the defense of any such suit and retain counsel of good standing approved by the Underwriter, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but if Corporation does not elect to assume the defense of any such suit, or in case the Underwriter does not approve of counsel chosen by the Corporation, the Corporation will reimburse the Underwriter or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Underwriter or any such person. The indemnification agreement contained in this Section 8 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person and shall survive the sale of any of the Corporation's shares made pursuant to subscriptions obtained by the Underwriter. This agreement of indemnity will inure exclusively to the benefit of the Underwriter, to the benefit of its successors and assigns, and to the benefit of any controlling persons and their successors and assigns. The Corporation shall promptly notify the Underwriter of the commencement of any litigation or proceeding against the Corporation in connection with the issue and sale of any of its shares.

                  (b) The Underwriter shall indemnify, defend and hold the Corporation, its several officers and directors, and any person who controls the Corporation within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Corporation, its officers or directors, or any such controlling person may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability, or expense incurred by the Corporation, its officers, directors or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Underwriter to the Corporation for use in its Registration Statement, Prospectus or Statement of Additional Information in effect from time to time under the Securities Act, or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, Prospectus or Statement of Additional Information or necessary to make such information not misleading. The Underwriter's agreement to indemnify the Corporation, its officers and directors, and any such controlling person as aforesaid is expressly conditioned upon the Underwriter being notified of the commencement of any action brought against the Corporation, its officers or directors or any such controlling person, such notification to be given by letter or telegram addressed to the Underwriter at its principal office in New York, and sent to the Underwriter by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served.

The Underwriter shall have a right to control the defense of such action, with counsel of its own choosing, satisfactory to the Corporation, if such action is based solely upon such alleged misstatement or omission on its part, and in any other event the Underwriter and the Corporation, and their officers and directors or such controlling person, shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify the Underwriter of the commencement of any such action shall not relieve the Underwriter from any liability which it may have to the Corporation, to its officers and directors, or to such controlling person by reason of any such untrue statement or omission on the part of the Underwriter otherwise than on account of the indemnity agreement contained in this Section 8.

          SECTION 9. Notification by the Corporation.

          The Corporation shall advise the Underwriter immediately:

          (a) of any request by the Securities and Exchange Commission for any amendment to the Corporation's Registration Statement, Prospectus or Statement of Additional Information or for additional information,

          (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the Corporation's Registration Statement, Prospectus or Statement of Additional Information or the initiation of any proceeding for that purpose,

          (c) of the happening of any material event which makes untrue any statement made in the Corporation's Registration Statement, Prospectus or Statement of Additional Information or which requires the making of a change in any one thereof in order to make the statements therein not misleading, and

          (d) of all actions of the Securities and Exchange Commission with respect to any amendment to the Corporation's Registration Statement, Prospectus or Statement of Additional Information which may from time to time be filed with the Securities and Exchange Commission under the Securities Act.

          SECTION 10. Term of Agreement.

          (a) This Agreement shall become effective on the date hereof and shall continue in effect until December 31, 2003 and continue in effect thereafter with respect to a portfolio so long as its continuance with respect such portfolio is specifically approved annually by the Directors of the Corporation or by vote of the holders of a majority of the outstanding voting securities (as defined in the Investment Company Act) of such portfolio, and, in either case, by a majority of the Directors of the Corporation who are not parties to this Agreement or interested persons, as defined in the Investment Company Act, of any such party (other than as directors of the Corporation); provided, however, that if the continuation of this Agreement is not approved as to a portfolio, the Underwriter may continue to render to such portfolio the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. This Agreement may be terminated (i) by the Corporation with respect to any portfolio at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities (as so defined) of such portfolio, or by a vote of a majority of the Board of Directors of the Corporation on sixty days' written notice to the Underwriter; or (ii) by the Underwriter with respect any portfolio on sixty days' written notice to the Corporation.

          (b) This Agreement may be amended at any time with the approval of the Directors of the Corporation, provided that any material amendments of the terms hereof will become effective only upon approval as provided in the first sentence of Section 10(a) hereof.

          SECTION 11. No Assignment. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto, and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge. The terms "transfer", "assignment", and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.

          SECTION 12. Notices. Any notice required or permitted to be given hereunder by either party to the other shall be deemed sufficiently given if sent by registered mail, postage prepaid, addressed by the party giving such notice to the other party at the last address furnished by such other party to the party given notice, and unless and until changed pursuant to the foregoing provisions hereof addressed to the Corporation or the Underwriter.

          SECTION 13. Governing Law. The provisions of this Agreement shall be, to the extent applicable, construed and interpreted in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                       SANFORD C. BERNSTEIN FUND II, INC.


                                       By:
                                            ---------------------------------
                                            Edmund P. Bergan, Jr.
                                            Secretary


                                       SANFORD C. BERNSTEIN & CO., LLC.

                                       By:
                                            ---------------------------------
                                            [Name]
                                            {Title]